UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                           Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2019, Innovative Industrial Properties, Inc. (the “Company”) adopted the Innovative Industrial Properties, Inc. Nonqualified Deferred Compensation Plan (the “Plan”).

The Plan will allow a select group of management and the Company’s non-employee directors to defer receiving certain of their cash and equity-based compensation. Participants in the Plan who are employees may defer up to 80% of their annual base salaries and all or a portion of their annual cash bonuses. Participants who are non-employee directors may defer all or a portion of their directors’ fees in cash.

In addition, employee and non-employee director participants may defer all or a portion of any restricted equity awards that they receive under the Company’s 2016 Omnibus Incentive Plan (or any successor equity plan) subject to certain restrictions. Dividends paid on deferred equity awards will be paid out in cash directly to the participant and will not be deferred under the Plan. The Plan permits discretionary contributions by the Company.

Generally, distributions under the Plan will be paid upon the earlier of separation from service for any reason (including death and retirement) and a date designated by the participant. Distributions upon a separation from service other than due to death may be paid either (1) as a lump sum payment or (2) in annual installments over up to a ten year period. In-service distributions may be paid either (x) as a lump sum payment or (y) in annual installments over a five-year period. A distribution due to death before commencement of payments will be paid in a lump sum.

The participants’ elective deferrals and any earnings on the deemed investment of such deferrals are 100% vested immediately. Any Company contributions are subject to vesting after three years of service. The Company expects to pay all of the administrative costs of the Plan, which will be administered by the Plan Committee, except to the extent the administration of the Plan impacts the compensation of the Company’s executive officers, in which case the Plan will be administered by the Compensation Committee of the Company’s Board of Directors.

The Company anticipates establishing a rabbi trust in connection with the Plan. The Company expects that assets in the trust will be subject to the claims of the Company’s general creditors in the event of bankruptcy or other insolvency. No assets will be placed into an account in the name of any participant. An account in the Plan will not give a participant any interest in the Company’s assets or a right to payment other than as provided in the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit
10.1	Innovative Industrial Properties, Inc. Nonqualified Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2019	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer